UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2006

_____________________________________________

instaCare Corp.

(Exact name of registrant as specified in its charter)

_____________________________________________

Nevada	000-33187	91-2105842
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2660 Townsgate Road
Suite 300
Westlake Village, CA	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 446-1973

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Resolution of Lawsuits

instaCare Corp. vs. Ronald Kelly, et. al. (“Kelly”)

In July of 2005, the Registrant filed a complaint in the United States District Court, for the Central District of California (Case Number CV 05-4932-RSWL), against Ronald Kelly, Linda R. Kelly, Kimberly Kelly, and Kelly Company World Group, Inc., seeking damages for:

1.	Fraud;
2.	Declaratory Relief;
3.	Breach of Fiduciary Duty;
4.	RICO violations;
5.	Injunctive Relief;
6.	Conversion;
7.	Breach of Contract/Breach of Corporate Merger Agreement; and
8.	Accounting and Ancillary Relief.

On December 18, 2006, the United States District Court, for the Central District of California ordered, adjudged and decreed that the Registrant shall have judgment against Kelly in the amount of $200,000 pursuant to the stipulation of the parties.

In addition, pursuant to a mutual release agreement executed by both parties, Kelly agreed to waive any right, claim or ownership interest in any shares of common stock of the Registrant. Kelly returned 31,958,000 shares of common stock to the Registrant, which will be placed in one of the Registrant’s majority owned subsidiaries.

instaCare Corp. vs. Investor Relations Services Inc. (“IRS”)

In August of 2005, the Registrant filed suit in the Superior Court for the State of California (Case Number BC337976) against IRS, seeking Declaratory Relief and recission of the alleged agreements between the Registrant and IRS. The complaint also sought damages for Intentional Interference with an Advantageous Business Relationship as a result of actions taken by IRS.

On January 17, 2007, the Superior Court for the State of California in Los Angeles County made a decision on the IRS case, relieving the Registrant of any obligations to IRS.

Press Release

On January 23, 2007, the Registrant issued a press release announcing it has achieved favorable resolutions in the two lawsuits mentioned above.

A copy of the press release is attached hereto as Exhibit 91.1.

Item 9. Exhibits.

91.1	Press Release dated January 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

instaCare Corp.

/s/ Keith Berman

Keith Berman, CFO

Date: February 6, 2007